UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	84-0962308
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Ramtron Drive, Colorado Springs, Colorado (Address of principal executive offices)	80921 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Share Purchase Rights

Item 1. Description of Registrant’s Securities to Be Registered.

Effective as of September 18, 2012, the Rights Agreement, dated as of April 19, 2001 (the “Rights Agreement”), as amended by Amendment No. 1 to the Rights Agreement, dated as of March 2, 2011, by and between Ramtron International Corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent was amended pursuant to Amendment No. 2 to the Rights Agreement (the “Amendment”). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by that certain Agreement and Plan of Merger (“Merger Agreement”) dated as of September 18, 2012, by and between Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”), Rain Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Cypress, and the Company.

The foregoing description is qualified in its entirety by reference to the Rights Agreement and the Amendment, which are filed as Exhibits 4.1 and 4.2, and incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit No.	Exhibit

4.1	Rights Agreement dated as of April 19. 2001 between Ramtron International Corporation and Citibank, N.A. (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A filed with the Securities and Exchange Commission on May 8, 2001)

4.2	Amendment No. 2 to the Rights Agreement dated as of September 18, 2012 between Ramtron International Corporation and Computershare Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 2012	Ramtron International Corporation

	By:	/s/ Gery E. Richards
Name: Gery E. Richards
Title: Chief Financial Officer

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